UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

ULTRAGENYX PHARMACEUTICAL INC.

(Exact name of registrant as specified in charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 483-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2019, the Board of Directors (the “Board”) of Ultragenyx Pharmaceutical Inc. (the “Company”) appointed Shehnaaz Suliman, M.D. a Class I director of the Board, effective January 30, 2019, to serve until the expiration of her term at the 2020 annual meeting of stockholders. Concurrent with Dr. Suliman’s appointment, the size of the Board was fixed at nine directors, consisting of three Class I directors, three Class II directors and three Class III directors.

Dr. Suliman currently serves as Senior Vice President, Corporate Development and Strategy of Theravance Biopharma, Inc., a biopharmaceutical company, a position she has held since July 2017. Prior to her position at Theravance, Dr. Suliman worked for Genentech, Inc., a biopharmaceutical company, as Group Leader and Project Team Leader in the R&D Portfolio Management and Operations Group from September 2010 to May 2015 and then as Vice President and Global Therapeutic Head, Roche Partnering from June 2015 to July 2017. Prior to Genentech, Dr. Suliman held various management roles of increasing responsibility at Gilead Sciences, Inc., a biopharmaceutical company, between January 2005 and September 2010. Prior to Gilead, Dr. Suliman was an investment banker with Lehman Brothers and Petkevich & Partners, advising public and private companies on buy- and sell-side transactions. She is a member of the board of directors of Parvus Therapeutics, Inc., a private biopharmaceutical company. Dr. Suliman received her M.D. at the University of Cape Town Medical School, South Africa, and holds an M.B.A, with distinction, and M.Phil. in Development Studies degrees from Oxford University, where she was a Rhodes Scholar.

In connection with her appointment, Dr. Suliman will be entitled to receive compensation consistent with that of the Company’s other non-employee directors under the Company’s Non-Employee Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Non-Employee Director Compensation Policy, on January 30, 2019, Dr. Suliman was granted a stock option to purchase up to 20,000 shares of common stock with an exercise price of $48.85, the closing price of the Company’s common stock on The Nasdaq Global Select Market on January 30, 2019.

Effective January 30, 2019, the Company entered into an indemnification agreement with Dr. Suliman in the form previously filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2014. The indemnification agreement requires the Company to indemnify Dr. Suliman to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified, among other things.

Dr. Suliman is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Suliman and any other persons pursuant to which she was selected as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Executive Vice President, Chief Financial Officer